Filed Pursuant to Rule 424(b)(3)
Registration No. 333-69312
6% Convertible Senior Notes due 2011 CUSIP No. 65332VBC6

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED JANUARY 2, 2002
TO PROSPECTUS DATED NOVEMBER 15, 2000

     The selling security holders table on pages 18 – 20 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 6% convertible senior notes due 2011:

	Convertible Notes		Common Stock

	Principal Amount of	Principal Amount of
	Convertible Notes	Convertible Notes	Number of Shares	Number of Shares
Name of Selling Security Holder	Owned	Offered	Owned	Offered

Arkansas PERS	525,000	525,000	-0-	-0-
Bay County PERS	75,000	75,000	-0-	-0-
Boilermakers Blacksmith Pension Trust	650,000	650,000	-0-	-0-
Delaware PERS	725,000	725,000	-0-	-0-
Duke Endowment	125,000	125,000	-0-	-0-
Froley Revy Investment Convertible Securities Fund	75,000	75,000	-0-	-0-
ICI American Holding Trust	250,000	250,000	-0-	-0-
Lincoln National Convertible Securities Fund	2,000,000	2,000,000	-0-	-0-
State of Oregon Equity	2,275,000	2,275,000	-0-	-0-
Syngenta AG	125,000	125,000	-0-	-0-
Zeneca Holdings Trust	175,000	175,000	-0-	-0-